Exhibit 10.3

Guaranty Commitment

This Guaranty Commitment dated as of September 2, 2008 is by and between Hallmark Cards, Incorporated (“Hallmark”) and Crown Media United States, LLC (“CMUS”).

WHEREAS, CMUS desires to enter into that certain Lease Agreement dated as of September 8, 2008 by and between Paramount Group, Inc. as agent for 1325 Avenue of Americas, L.P. (“Landlord”) and CMUS for the office space at 1325 Avenue of the Americas, New York, New York 10019 (the “Lease Agreement”); and

WHEREAS, as a condition of executing the Lease Agreement, the Landlord has required that CMUS provide a guaranty of the Lease Agreement by Hallmark; and

WHEREAS, Hallmark has agreed to provide such a guaranty upon the terms and conditions set forth herein (the “Guaranty”);

NOW, THEREFORE, the parties agree hereto as follows:

1.             Guaranty. Hallmark agrees to provide the Guaranty which shall contain terms and conditions agreeable to Landlord and Hallmark.

2.             Guaranty Fee. As an inducement for Hallmark to provide this Guaranty, CMUS shall pay to Hallmark a fee in the amount of      % per annum of the outstanding Lease Obligation (the “Guaranty Fee”). The Guaranty Fee shall be paid first upon the commencement of the Lease Agreement and then calculated for a 6-month period and paid in advance thereafter. The initial Lease Obligation amount shall be                     . For purposes of calculating the Guaranty Fee, the first Guaranty Fee shall be based on the initial Lease Obligation amount and then on a Lease Obligation amount reduced by                         at the conclusion of each 6-month period.

3.             Payment Terms. In the event that Hallmark is required to pay any amounts pursuant to the Guaranty, CMUS shall be obligated to reimburse Hallmark immediately for (i) any amount paid by Hallmark; (ii) any fees and charges in connection with such payment; (iii) interest on such amount for each day from and including the date of payment at a rate per annum equal to the lesser of (A) Libor + 5% and (B) the highest rate permitted by applicable law; and (iv) Hallmark’s costs and expenses in connection with the protection or enforcement of its rights under this Agreement.

4.             Obligations Absolute. CMUS’ payment obligations under this Agreement are absolute, unconditional and irrevocable and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances including, without limitation: (i) any lack of validity, enforceability or legal effect of the Lease Agreement or this Agreement or any term or provision therein or herein; (ii) any claim that any claim for payment or payment made pursuant to the Guaranty was inappropriate or inaccurate in any respect; (iii) the existence of any claim, set-off, defense or other right that CMUS may have against Landlord or Hallmark; and (iv) any event, circumstance, or conduct whatsoever that might constitute a legal or equitable defense to CMUS’ obligations hereunder.

5.             Security. Any obligations arising hereunder shall be included on Schedule A to that certain Security and Pledge Agreement dated as of July 27, 2007, by and among Crown Media Holdings, Inc. and its subsidiaries and Hallmark and various of its subsidiaries (“Security Agreement”) and consequently such obligations shall be secured by the Collateral (as defined in the Security Agreement).

6.             Indemnification. CMUS shall indemnify and hold harmless Hallmark, its subsidiaries and each of their respective directors, officers, employees and agents (each, including Hallmark, an “Indemnified Person”) from and against any and all claims, suits, judgments, costs, losses, fines, penalties, liabilities, and expenses, and legal fees, charges and disbursements of any counsel for any Indemnified Person, arising out of, in connection with, or as a result of: (i) any payment or claim for payment pursuant to this Agreement; (ii) any action or proceeding arising out of or in connection with any payment or claim for payment pursuant to this Agreement; (iii) any third party seeking to enforce the rights of Landlord or any other beneficiary; (iv) the fraud, forgery or illegal action of parties other than the Indemnified Person; (v) the enforcement of this Agreement or any of Hallmark’s rights or remedies under or in connection with this Agreement.

7.             Representation and Warranties. CMUS hereby represents and warrants as of the date of this Agreement that: (a) it has all necessary power and authority to enter into and perform this Agreement; (b) it has obtained all authorizations, consents and approvals required for it to enter into and perform this Agreement in accordance with its terms; (c) this Agreement constitutes the legal, valid and binding obligation of CMUS enforceable against it in accordance with its terms; (d) the execution, delivery and performance of this Agreement by CMUS does not and will not contravene (i) its charter, by-laws or other organizational documents, (ii) any order or writ binding on or affecting CMUS or its properties, or (iii) any agreement or arrangement to which CMUS is a party or by which it or its properties may otherwise be bound, the Contravention of which agreement or arrangement would have a material adverse effect on CMUS.

8.             Lease Amendment. CMUS shall not make any amendments to or modify or waive any terms of the Lease Agreement without the prior written consent of Hallmark. Further, CMUS shall not be permitted to make modifications to the lease space in excess of $400,000 in the aggregate for all improvements during the term of the Lease Agreement without the prior written consent of-Hallmark.

9.             Amendment; Waiver. Hallmark shall not be deemed to have amended or modified any term hereof, or waived any of its rights unless Hallmark consents in writing to such amendment, modification or waiver. No such waiver, unless expressly stated therein, shall be effective as to any transaction which occurs subsequent to such waiver, nor as to any continuance of a breach after such waiver. Hallmark’s consent to any amendment, waiver, or modification does not mean that Hallmark shall consent or has consented to any amendment, modification, or waiver of a term of the Lease Agreement unless explicitly stated therein.

10.           Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Missouri, without regard to principles of conflict of laws.

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11.         No Third Party Beneficiary. This Agreement shall be binding upon and inure to the benefit of Hallmark and CMUS and their respective successors and permitted assigns. This Agreement shall not confer any right or benefit upon any person or entity (including the Landlord) other than the parties to this Agreement, the Indemnified Persons and their respective successors and permitted assigns.

12.           No Assignment. CMUS may not assign or transfer this Agreement or the benefit of the Guaranty without the prior written consent of Hallmark. A change in control or a sale of substantially all of the assets of CMUS shall be considered an assignment. Any attempted assignment or transfer without the prior written consent of Hallmark shall be void.

IN WITNESS WHEREOF, this Guaranty Commitment is executed by the parties hereto as of the date first written above.

CROWN MEDIA UNITED STATES, LLC

By:	C. Stanford

Title:	Vice President

HALLMARK CARDS, INCORPORATED

By:

Title:

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GUARANTY

Hallmark Cards, Incorporated, a Missouri corporation (hereinafter called “Guarantor”), having an office at 2501 McGee, MD 339, Kansas City, MO 64108, has requested Paramount Group, Inc., as agent for 1325 Avenue of the Americas, L.P. (hereinafter called “Landlord”), having an office c/o Paramount Group, Inc., 1633 Broadway, Suite 1801, New York, NY 10019, to accept this Guaranty for that certain lease between Landlord and Crown Media United States, LLC, as Tenant (as the same may hereafter be amended, the “Lease”), covering certain premises (Premises) as more particularly described in the Lease in the building (Building) known as 1325 Avenue of the Americas, New York, New York. In order to induce Landlord to enter into the Lease and in consideration of Landlord’s entering into the Lease and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Guarantor hereby guarantees, unconditionally and absolutely, to Landlord, its successors and assigns (without requiring any notice of nonpayment, nonkeeping, nonperformance or nonobservance or proof of notice or demand whereby to charge Guarantor, all of which Guarantor hereby expressly waives), the full and faithful keeping, performance and observance of all of the covenants, agreements, terms, provisions and conditions of the Lease provided to be kept, performed and observed by Tenant (expressly including, without being limited to, the payment as and when due of fixed rent, additional rent, charges, interest and damages payable by Tenant under the Lease) and the payment of any and all other damages for which Tenant shall be liable by reason of any act or omission contrary to any of said covenants, agreements, terms, provisions or conditions.

Guarantor acknowledges that additional consideration for Guarantor giving this Guaranty to Landlord is the fact that Guarantor indirectly owns a majority of Tenant and that Guarantor is issuing this Guaranty to induce Landlord to enter into the Lease with Tenant. As a further inducement to Landlord to enter into the Lease and in consideration thereof, Guarantor represents and warrants that this Guaranty has been duly authorized by all necessary corporate action on Guarantor’s part, has been duly executed and delivered by a duly authorized officer, and constitutes Guarantor’s valid and legally binding agreement in accordance with its terms.

As a further inducement to Landlord to enter into the Lease and in consideration thereof, Guarantor hereby expressly covenants and acknowledges as follows:

1.                                       The obligations hereunder of Guarantor shall not be terminated or affected in any way or manner whatsoever by reason of Landlord’s resort, or Landlord’s omission to resort, to any summary or other proceedings, actions or remedies for the enforcement of any of Landlord’s rights under the Lease or with respect to the Premises thereby demised or by reason of any extensions of time or indulgences granted by Landlord, or by reason of the assignment or surrender of all or any part of the Lease or the term and estate thereby granted or all or any part of the Premises demised thereby except to the extent that Tenant is released in writing by Landlord from any obligation in connection with any such assignment or surrender. The liability of Guarantor is coextensive with that of Tenant and also joint and several, and action or suit may be brought against Guarantor and carried to final judgment and/or completion and recovery had, either with or without making Tenant a party thereto. Insofar as the payment by Tenant of any sums of money to Landlord is involved, this Guaranty is a guaranty of payment and not of collection and shall remain in full force and effect until payment in full to Landlord of all sums payable under this Lease. Guarantor waives any right to require that any action be brought against Tenant or to require that resort be had to any security or to any other credit in favor of Tenant. Landlord shall not be required to apply any security deposit held by it to the reduction of any of Guarantor’s obligations hereunder and the amount of any such security deposit as may be applied by Landlord shall not be credited to the benefit of Guarantor.

2.                                       Guarantor acknowledges and agrees that this Guaranty and Guarantor’s obligations under this Guaranty are and shall at all times continue to be absolute, present, primary and unconditional in all respects, and shall at all times be valid and enforceable irrespective of any other agreements or circumstances of any nature whatsoever which might otherwise constitute a defense to this Guaranty and the obligations of Guarantor under this Guaranty or the obligations of any other person or party (including, without limitation, Tenant) relating to this Guaranty or the obligations of Guarantor hereunder or otherwise with respect to the Lease. The Guaranty sets forth the entire agreement and understanding of Landlord and Guarantor, and Guarantor absolutely, unconditionally and irrevocably waives any and all right to assert any defense, set-off, counterclaim or cross-claim of any nature whatsoever with respect to this Guaranty or the obligations of Guarantor under this Guaranty or the obligations of any other person or party (including, without limitation, Tenant) relating to this Guaranty or the obligations of Guarantor under the Guaranty or otherwise with respect to the Lease in any action or proceeding brought by Landlord with respect to the Lease or the obligations of Guarantor under this Guaranty. Guarantor acknowledges that no oral or other agreements, understandings, representations or warranties exist with respect to this Guaranty or with respect to the obligations of Guarantor under this Guaranty except as specifically set forth in this Guaranty.

3.                                       If the Lease shall be renewed, or its term extended or

held over by Tenant for any period beyond the date specified in the Lease for the expiration of said term, of if additional space shall be included in, or substituted for all or any part of, the Premises demised by the Lease, or if the Lease be modified by agreement between Landlord and Tenant in any other similar or dissimilar respect, the obligations hereunder of Guarantor shall extend and apply with respect to the full and faithful keeping, performance and observance of all of the covenants, agreements, terms, provisions and conditions which under such renewal of the Lease or extension of its term and/or with respect to any such additional space, or which under any supplemental indenture or new lease or modifications agreement, entered into for the purpose of expressing or confirming any such renewal, extension, inclusion, substitution or modification, are to be kept, performed and observed by Tenant (expressly including, without being limited to, the payment as and when due of Fixed Rent, additional rent, charges and damages provided for thereunder) and the payment of any and all other damages for which Tenant shall be liable by reason of any act or omission contrary to any of said covenants, agreements, terms, provisions or conditions. Notwithstanding the foregoing, in the event Landlord and Tenant enter into an agreement whereby Tenant leases additional space in the Building or the term of the Lease is renewed or extended or the Fixed Rent is increased (such lease of additional space, renewal or extension not pursuant to the terms of any options or rights contained in the Lease), Guarantor’s obligations hereunder shall extend and apply to such lease of additional space, renewal or extension or increase in Fixed Rent only if Guarantor has consented to such lease of additional space, renewal or extension or increase in Fixed Rent (provided Guarantor’s obligations hereunder shall remain unimpaired with respect to the Lease without regard to the lease of additional space, renewal or extension or increase in Fixed Rent).

4.                             Neither the giving nor the withholding by Landlord of any consent or approval provided for in the Lease shall affect in any way the obligations hereunder of Guarantor.

5.                             The undersigned waives and releases any claim (within the meaning of 11 U.S.C. § 101) which it may have against Tenant arising from a payment made by the undersigned under this Guaranty and agrees not to assert or take advantage of any subrogation rights to proceed against Tenant for reimbursement. It is expressly understood that the waivers and agreements of the undersigned set forth above constitute additional and cumulative benefits given to Landlord for its security and as an inducement for its entering into the Lease with Tenant. Neither Guarantor’s obligation to make payment in accordance with the terms of this Guaranty nor any remedy for the enforcement thereof shall be impaired, modified, changed, stayed, released or limited in any manner whatsoever by any impairment, modification, change, release, limitation or stay of the liability of Tenant or its estate in bankruptcy or any remedy for the enforcement thereof, resulting from the operation of any present or future provision of the Bankruptcy Code of the United States or other statute or from the decision of any court interpreting any of the same, and Guarantor shall be obligated under this Guaranty as if no such impairment, stay, modification, change, release or limitation had occurred. This Guaranty shall continue to be effective or shall be reinstated (as the case may be) if at any time payment of all or any part of any sum payable pursuant to the Lease is rescinded or otherwise required to be returned by Landlord upon the insolvency, bankruptcy, or reorganization of Tenant, all as though such payment to Landlord had not been made, regardless of whether Landlord contested the order requiring the return of such payment.

6.                                       Until all the covenants and conditions in the Lease on the Tenant’s part to be performed and observed are fully performed and observed, the Guarantor: (a) shall have no right of subrogation against the Tenant by reason of any payments or acts of performance by the Guarantor, in compliance with the obligations of the Guarantor hereunder; (b) waives any right to enforce any remedy which the Guarantor now or hereafter shall have against the Tenant by reason of any one or more payment or acts of performance in compliance with the obligations of the Guarantor hereunder; and (c) subordinates any liability or indebtedness of the Tenant now or hereafter held by the Guarantor to the obligations of the Tenant to the Landlord under the Lease. Nothing contained in this Guaranty shall prevent Tenant from making payments to Guarantor in the ordinary course of business so long as Tenant is not in default under any of its obligations under this Lease.

7.                                       This Guaranty, and all of the terms hereof, shall be binding on Guarantor and the successors, assigns, and legal representatives of Guarantor.

8.                                       Guarantor hereby waives the right to trial by jury in any action or proceeding that may hereafter be instituted by Landlord against Guarantor in respect of this Guaranty.

9.                                       All of Landlord’s rights and remedies under the Lease or under this Guaranty are intended to be distinct, separate and cumulative, and no such right or remedy therein or herein mentioned is intended to be in exclusion of or a waiver of any of the others.

10.                                 This Guaranty shall be deemed to have been made in the State of New York, Guarantor consents to the jurisdiction of the courts of the State of New York, and the rights and liabilities of Landlord and Guarantor shall be determined in accordance with the laws of the State of New York. Guarantor agrees that it will be conclusively bound by the judgment in any action by Landlord against Tenant (wherever brought) as if Guarantor were a party to such action, even though Guarantor is not joined as a party in such action. In addition, if Guarantor cannot be effectively served with process pursuant to the laws of the State of New York because Guarantor does not have sufficient contacts with New York or for any other reason, then Guarantor agrees that effective service of process upon Tenant shall constitute effective service of process upon Guarantor as well.

11.                                 Guarantor will pay to Landlord all Landlord’s expenses, including, but not limited to, reasonable attorneys’ fees and expenses, in enforcing this Guaranty.

12.                                 This Guaranty shall survive the termination of the Lease.

Date:                    September 8, 2008

HALLMARK CARDS, INCORPORATED

By:	/s/ Brian E. Gardner
Name: Brian E. Gardner
Title: Executive Vice President

State of Missouri	)
	)	ss.:
County of Jackson	)

On the 8th day of September in the year 2008 before me, the undersigned, Notary Public in and for said State, personally appeared Brian E. Gardner personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

/s/ Becky J. Long
Notary public

SEAL	Becky J. Long - Notary Public
Notary Seal, State of
Missouri - Bates County
Commission #05694823
My Commission Expires 4/12/2009